Exhibit 99.1

Investor Update - November 15, 2012

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our mainline and consolidated operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices and our hedging program. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES - MAINLINE
October 2012 Statistics

	October 2012	Change Y-O-Y
Revenue passengers (000s)	1,470	4.0%
Traffic (RPMs in millions)	1,945	8.5%
Capacity (ASMs in millions)(a)	2,283	5.1%
Load factor	85.2%	2.6 pts
Passenger RASM (cents)(a)	10.78¢	3.7%
RASM (cents)(a)	12.76¢	3.6%
Economic fuel cost per gallon	$3.52	8.0%

(a)
Hurricane Sandy had a minimal impact on Alaska's capacity as 38 flights to and from east coast destinations were canceled. The canceled flights reduced scheduled capacity by approximately 14 million available seat miles or about 0.6% of October 2012 capacity.

Forecast Information

	Forecast Q4 2012	Change Y-O-Y	Prior Guidance Oct 25, 2012	Forecast Full Year 2012	Change Y-O-Y	Prior Guidance Oct 25, 2012
Capacity (ASMs in millions)	7,000 - 7,050	~ 7.5%	7,000 - 7,050	28,125 - 28,175	~ 6%	28,125 - 28,175
Cost per ASM excluding fuel and special items (cents)	7.70 - 7.75	~ (2%)	7.70 - 7.75	7.55 - 7.60	~ (0.5%)	7.55 - 7.60
Fuel gallons (000,000)	92	~ 7.5%	92	368	~ 6%	368
Economic fuel cost per gallon(a)	$3.43	~ 3%	$3.46	$3.37	~ 6%	N/A

(a)
Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions: crude oil cost - $2.08 ($87 per barrel), refining margin - $1.02, cost of settled hedges - 9 cents, with the remaining difference due to taxes and other into-plane costs.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	November	December	January
Point Change Y-O-Y	flat	+ 0.5	+ 2.5 pts
Prior Guidance Oct 25, 2012 - Point Change Y-O-Y	+ 1.0 pts	- 0.5 pts	N/A

(a)	Percentage point change compared to the same point in time last year.

AIR GROUP - CONSOLIDATED
October 2012 Statistics

	October 2012	Change Y-O-Y
Revenue passengers (000s)	2,093	5.3%
Traffic (RPMs in millions)	2,164	8.5%
Capacity (ASMs in millions)	2,560	5.3%
Load factor	84.5%	2.5 pts
Passenger RASM (cents)	11.96¢	2.7%
RASM (cents)	13.95¢	2.6%
Economic fuel cost per gallon	$3.53	8.0%

Forecast Information

	Forecast Q4 2012	Change Y-O-Y	Prior Guidance Oct 25, 2012	Forecast Full Year 2012	Change Y-O-Y	Prior Guidance Oct 25, 2012
Capacity (ASMs in millions)	7,800 - 7,850	~ 7%	7,800 - 7,850	31,350 - 31,400	~ 6%	31,350 - 31,400
Cost per ASM excluding fuel and special items (cents)	8.60 - 8.65	~ (2.5%)	8.60 - 8.65	8.45 - 8.50	~ (1%)	8.45 - 8.50
Fuel gallons (000,000)	105	~ 6.5%	105	421	~ 5.5%	421
Economic fuel cost per gallon	$3.43	~ 2.5%	$3.46	$3.37	~ 6%	N/A

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)(a)

	November	December	January
Point Change Y-O-Y	flat	+ 0.5	+ 2.5 pts
Prior Guidance Oct 25, 2012 - Point Change Y-O-Y	+1.0 pts	- 0.5 pts	N/A

(a)	Percentage point change compared to the same point in time last year.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $4 million to $6 million in the fourth quarter of 2012.

AIR GROUP - CONSOLIDATED (continued)
Stock Repurchase
Through November 8, 2012, Air Group has repurchased 60,000 shares of its common stock for approximately $2.4 million under our existing $250 million repurchase program. This program does not have an expiration date, but is expected to be completed by December 31, 2014.

Cash and Share Count

(in millions)	October 31, 2012	September 30, 2012
Cash and marketable securities	$1,403	$1,186
Common shares outstanding	70.314	70.165

Capital Expenditures(a)
Total expected capital expenditures are as follows (in millions):

	2012	2013	2014	2015
Aircraft and aircraft purchase deposits - firm	$430	$330	$280	$230
Other flight equipment	$25	$20	$20	$20
Other property and equipment	$45	$70	$65	$65
Total property and equipment additions	500	420	$365	$315
Aircraft and aircraft deposits related to Alaska options, if exercised(b)	$—	$35	$185	$480
Aircraft and aircraft deposits related to Horizon options, if exercised(b)	$—	$75	$105	$50

(a)	Preliminary estimate, subject to change.

(b)	Alaska has options to acquire 69 737 aircraft with deliveries from 2015 through 2024. Horizon has options to acquire 10 Q400 aircraft with deliveries from 2013 through 2015.

Projected Fleet Count(a)

	Actual Fleet Count		Expected Fleet Activity
Aircraft	Dec 31, 2011	Oct 31, 2012	2012 Changes	Dec 31, 2012	2013 Changes	Dec 31, 2013
737 Freighters & Combis	6	6	—	6	—	6
737 Passenger Aircraft	111	115	3	118	3	121
Total Mainline Fleet	117	121	3	124	3	127
Q400	48	49	(1)	48	—	48
Total	165	170	2	172	3	175

(a)	The expected fleet counts at December 31, 2012 and 2013 are subject to change.

AIR GROUP - CONSOLIDATED (continued)
Future Fuel Hedge Positions(a)
We use both call options on crude oil futures and swap instruments on LA Jet refining margins to hedge against price volatility of future jet fuel consumption. We have refining margin swaps in place for approximately 50% of our fourth quarter 2012 estimated jet fuel purchases at an average price of 97 cents per gallon. Our crude oil positions are as follows:

	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel	Average Premium Cost per Barrel
Remainder of 2012	50%	$100	$10
First Quarter 2013	50%	$98	$12
Second Quarter 2013	50%	$99	$12
Third Quarter 2013	50%	$101	$11
Fourth Quarter 2013	43%	$101	$11
Full Year 2013	48%	$100	$12
First Quarter 2014	38%	$102	$11
Second Quarter 2014	33%	$100	$11
Third Quarter 2014	27%	$100	$10
Fourth Quarter 2014	21%	$102	$9
Full Year 2014	30%	$101	$11
First Quarter 2015	16%	$101	$9
Second Quarter 2015	11%	$98	$8
Third Quarter 2015	6%	$105	$7
Full Year 2015	8%	$101	$8

(a)
All of our future oil positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases. With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.